PF-00012

Promissory Note

Eugene H Berns
6082 Via Venetian
Delray Beach, FL 33484
(Herein after referred to as the **"Lender"**)

&

Medianet Group Technologies, Inc
(Herein after referred to as "Borrower")

FOR VALUE RECEIVED, the Borrower promises to pay to the Lender the total amount of $25,000 USD.

The payment will be delivered to the Lender at MediaNet office, Margate, FL or such other address as may later be agreed upon by the parties.

1. **Repayment**
   The amount owed under this Promissory Note will be repaid in one installment of $25,000 and any accrued simple interest, at 11%, on July 1, 2009. The borrower will also issue 100,000 warrants, exercisable over 2 years at $0.25 per share as added incentive for lender.

2. **Additional Costs**
   If the Borrower defaults in payment, the Borrower shall pay all costs and expenses incurred by the Lender, including all reasonable legal costs, for the purpose of collection of this Promissory Note, and including reasonable collection charges should collection be referred to a collection agency. These costs will be added to the outstanding principal and will become immediately due.

3. **Modification**
   No modification or waiver of any of the terms of this Agreement shall be allowed unless by written agreement signed by both parties. No waiver of any breach or default hereunder shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

4. **Binding Effect**
   Except as otherwise provided in this Agreement, all of the covenants, conditions, and provisions of this Promissory Note shall be binding upon the parties hereto and their respective heirs, personal representative's , executors, administrators, successors, and assigns.

5. **Breach of Promissory Note**
   The parties acknowledge that no breach of any provision of the Promissory Note shall be deemed waived unless evidenced in writing. A waiver of any one breach shall not be deemed a waiver of any other breach of the same or any other provision of the Promissory Note.

6. **Amendment of Promissory Note**

This Promissory Note may be amended or modified only by way of written agreement duly executed by the Lender and Borrower of this Promissory Note.

One such pre-agreed modification is that the lender, at its sole discretion, may accept as payment of any part of principle and interest due on July 1, 2009, Investor Stock valued at $0.16 per share.

Governing Law

This Promissory Note will be construed in accordance with and governed by the laws of the State of Florida.

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Agreement in its entirety.

Lender: Eugene H Berns

Signature: /s/ Martin A. Berns

Borrower: Medianet Group Technologies, Inc

Signature: /s/ Martin A. Berns

Dated this December 5, 2008